Exhibit 21.1
                                                                   (Page 1 of 2)

                 CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION

Name of Subsidiary                                 Jurisdiction of Incorporation

The American Crane Corporation                                North Carolina
American Crane International B.V.                            The Netherlands
BCP Construction Products, Inc.                                     Delaware
Brimont S.A.  France
Bucyrus Construction Products, Inc.                                 Delaware
CMP Limited   United Kingdom
Gatewood Engineers                                            United Kingdom
Gru Comedil S.p.A.                                                     Italy
Holland Lift International B.V.                              The Netherlands
IMACO Blackwood Hodge Group Limited                           United Kingdom
IMACO Blackwood Hodge Limited                                 United Kingdom
IMACO Construction Equipment Limited                          United Kingdom
IMACO Trading Limited                                         United Kingdom
International Machinery Company Limited                       United Kingdom
Italmacchine S.p.A.                                                    Italy
Koehring Cranes, Inc.                                               Delaware
       (including Mark Industries, a division)
New Terex Holdings Corporation                                      Delaware
New Terex Holdings UK Limited                                 United Kingdom
NGW Supplies Limited                                          United Kingdom
O & K Mining GmbH                                                    Germany
O & K Orenstein & Koppel Limited                              United Kingdom
O & K Orenstein & Koppel, Inc.                                      Delaware
O & K Orenstein & Koppel, Inc.                                        Canada
O & K Orenstein & Koppel South Africa Pty. Ltd.                 South Africa
Orenstein & Koppel Australia Pty Ltd.                              Australia
O & K Far East Pte. Ltd.                                           Singapore
Payhauler Corp.                                                     Illinois
Picadilly Maschinenhandels GmbH & Co. KG                             Germany
PPM Cranes, Inc.                                                    Delaware
PPM S.A.                                                              France
       Brimont Engins (division)
PPM S.p.A.    Italy
PPM Deutschland GmbH                                                 Germany
PPM Far East Ltd.                                                  Singapore
Progressive Components, Inc.                                        Illinois
Sim-Tech Management Limited                                        Hong Kong
Simon-Tomen Engineering Co., Ltd.                                      Japan
Terex Aerials, Inc.                                                Wisconsin
Terex Aerials Limited                                                Ireland
Terex Atlantico, Inc.                                           Pennsylvania
Terex Aviation Ground Equipment, Inc.                               Delaware
Terex Cranes, Inc.                                                  Delaware
Terex Cranes Pty. Ltd.                                             Australia
Terex Credit Corporation                                            Delaware
Terex Equipment Limited                                       United Kingdom
Terex International Exports, Inc.                                   Delaware
Terex Italia S.r.l.                                                    Italy


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                                                                   Exhibit 21.1
                                                                   (Page 2 of 2)

Name of Subsidiary                                 Jurisdiction of Incorporation

Terex Material Handling Corp.                                       Kentucky
Terex Mining Equipment, Inc.                                        Delaware
Terex -Peiner GmbH                                                   Germany
Terex-RO Corporation                                                  Kansas
Terex-Telelect, Inc.                                                Delaware
Terex West Coast, Inc.                                          South Dakota
Terex of Western Michigan, Inc.                                     Michigan
Tower Cranes, Inc.                                                  New York
Unit Rig (Canada) Ltd.                                              Delaware

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